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                                                                    EXHIBIT 99.4

                                    CONSENT

    The undersigned hereby consents to the use of its name and the quotation and summarization of information provided by it in the Big Dog Holdings, Inc. Registration Statement (File Number 333-33027) on form S-1.

    IN WITNESS WHEREOF, the undersigned has executed this Consent as of the 15th day of September, 1997.

                                          NPD Group, Inc.
                                          By: /s/_LESLIE E. SINGER__
                                          Name: Leslie E. Singer
                                          Title: Director, Corporate
                                          Communication